PATAPSCO BANCORP, INC.
        PROFORMA BALANCE SHEET AS OF 9/30/00
                DOLLARS IN (000'S)

                                                       Patapsco    Northfield       Pro Forma
                                                        Bancorp     Bancorp        Adjustments        Total
                                                       --------    ----------      -----------        -----

Cash                                                     $4,641         $697     $(2,840)  (a)        $2,498
Investments & Mortgage Backed Securities                  5,852        8,404        (611)  (b)        13,645
Loans receivable, net                                    91,549       45,026        (915)  (c)       135,660
Goodwill                                                      0            0       2,305   (d)         2,305
Premises & Equipment                                        981           75          55   (e)         1,111
Other Assets                                              1,610          693         501   (f)         2,804
                                                       --------      -------     -------            --------
  Total Assets                                         $104,633      $54,895     $(1,505)           $158,023
                                                       ========      =======     =======            ========


Deposits                                                 77,338       36,685        (231)  (g)       113,792
Borrowings                                               15,900       10,100       3,147   (h)        29,147
Other Liabilities                                         1,601          958           0               2,559
                                                       --------      -------     -------            --------
  Total Liabilities                                      94,839       47,743       2,916             145,498

Preferred Stock                                               0            0       2,731   (i)         2,731
Common Equity                                             9,794        7,152      (7,152)  (j)         9,794
                                                       --------      -------     -------            --------
  Total Liabilities & Equity                           $104,633      $54,895     $(1,505)           $158,023
                                                       ========      =======     =======            ========

NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF FINANCIAL CONDITION AS OF SEPTEMBER 30, 2000.

     a. The change in cash represents the $12.50 per share cash consideration paid for each share of Northfield, adjusted for the 20,224 shares of Northfield already owned by Patapsco, merger expenses of $250,000 that had not been incurred as of September 30, offset by $3.1 million in borrowed money.

     b. The adjustment to investment and mortgage-backed securities represents the market value adjustment of Northfield's portfolio and the book value of Patapsco's 20,224 share existing investment in Northfield Bancorp.

     c. The adjustment to loans receivable is the market value adjustment to Northfield's portfolio and deferred loan fees.

     d. Goodwill represents the cost in excess of the fair value of net assets acquired.

     e. The adjustment to premises and equipment represents the market value adjustment to Northfield's owned property.

     f. Other assets represents the deferred tax asset created by the market value adjustments.

     g. The deposit adjustment represents the market value adjustment to Northfield's deposits.

     h.   The  increase  in  borrowings  represents  cash  borrowed  to fund the
          transaction   somewhat  offset  by  the  market  value  adjustment  to
          Northfield's borrowings from the Federal Home Loan Bank of Atlanta.

     i. Preferred stock with a face value of $2.7 million was issues as part of the consideration paid to Northfield shareholders.

     j. As the transaction was accounted for as a purchase, the common equity of Northfield Bancorp was eliminated.

UNAUDITED PROFORMA CONDENSED STATEMENT ON INCOME FOR THE QUARTER ENDED SEPTEMBER 30, 2000

                                                        Patapsco         Northfield
                                                         Bancorp           Bancorp        Pro Forma
                                                       Qtr. 9/30/00      Qtr. 9/30/00     Adjustments              Combined
                                                       ------------      ------------     -----------              ---------
Total Interest Income                                   $2,194,577        $984,148         $18,000 (a)             $3,196,725

Total Interest Expense                                   1,085,868         620,099          25,600 (b),(c),(d)      1,731,567
                                                        ----------        --------         -------                 ----------

Net Interest Income                                      1,108,709         364,049          (7,600)                 1,465,158

Provision for Loan Losses                                   75,000               0               0                     75,000
                                                        ----------        --------         -------                 ----------
Net Interest Income after Provision                      1,033,709         364,049          (7,600)                 1,390,158

Total Noninterest Income                                    89,700          11,167               0                    100,867

Total noninterest expense                                  794,021         309,162         (31,600)(e)              1,071,583
                                                        ----------        --------         -------                 ----------
Income before tax provision and cumulative
  effect of accounting change                              329,388          70,221          24,000                    423,609
Provision for Income tax                                   127,212          26,660           9,270                    163,142
                                                        ----------        --------         -------                 ----------
Net Income                                              $  202,176        $ 43,560         $14,730                 $  260,466
                                                        ==========        ========         =======                 ==========

Dividends on Preferred Stock                                     0               0          51,100 (f)                 51,100
                                                        ----------        --------         -------                 ----------
Net Income available to Common shareholders             $  202,176        $ 43,560        ($36,370)                $  209,366
                                                        ==========        ========         =======                 ==========

Diluted Earnings per share                              $     0.62        $   0.10                                 $     0.48

Weighted Average Shares                                    324,865                                                    434,118


UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME FOR THE QUARTER ENDED SEPTEMBER 30, 2000

     a. The adjustment to loan interest income represents the amortization of the loan discount.

     b. The increase in interest expense represents the interest on the holding company borrowing after principal paydowns. ($1.7 million * 9% annual rate).

     c. Interest expense is reduced by the amortization of the deposit discount of $25,250 per quarter.

     d. Interest expense is increased by the amortization of the Federal Home Loan Bank borrowing premium of $12,600 per quarter.

     e. Non Interest expense is decreased by $70,000 in one time merger related expenses incurred by Northfield in the Quarter, and increased by goodwill amortization of $38,400.

     f.   Preferred stock dividends at 7.50% annual rate.

UNAUDITED PROFORMA CONDENSED STATEMENT ON INCOME FOR THE 12 MONTHS ENDED JUNE 30, 2000


                                                       Patapsco      Northfield        Pro Forma
                                                       Bancorp         Bancorp         Adjustments               Combined
                                                       --------      -----------       -----------               --------
Total Interest Income                                 $7,908,179      $3,751,456       $  72,000 (a)            $11,731,635

Total Interest Expense                                 3,656,354       2,195,983         102,250 (b),(c),(d)      5,954,587
                                                      ----------      ----------       ---------                -----------
Net Interest Income                                    4,251,825       1,555,473         (30,250)                 5,777,048

Provision for Loan Losses                                325,000               0               0                    325,000
                                                      ----------      ----------       ---------                -----------
Net Interest Income after Provision                    3,926,825       1,555,473         (30,250)                 5,452,048

Total Noninterest Income                                 337,353          26,829               0                    364,182

Total noninterest expense                              2,955,718       1,195,338           4,000 (e)              4,155,056
                                                      ----------      ----------       ---------                -----------
Income before tax provision and cumulative
  effect of accounting change                          1,308,460         386,964         (34,250)                 1,661,174
Provision for Income tax                                 514,000         179,317         (13,229)                   680,088
                                                      ----------      ----------       ---------                -----------
Net Income                                            $  794,460      $  207,647       $ (21,021)               $   981,086
                                                      ==========      ==========       =========                ===========


Dividends on Preferred Stock                                   0               0         204,375 (f)                204,375
                                                      ----------      ----------       ---------                -----------
Net Income available to Common shareholders           $  794,460      $  207,647       $(225,396)               $   776,711
                                                      ==========      ==========       =========                ===========

Diluted Earnings per share                                $ 2.40          $ 0.47                                     $ 1.76

Weighted Average Shares                                  331,025                                                    440,278


UNAUDITED  PRO FORMA  CONDENSED  STATEMENT OF INCOME FOR THE YEAR ENDED JUNE 30,
2000

     g. The adjustment to loan interest income represents the amortization of the loan discount.

     h. The increase in interest expense represents the interest on the holding company borrowing after principal paydowns. ($1.7 million * 9% annual rate).

     i. Interest expense is reduced by the annual amortization of the deposit discount of $101,000.

     j. Interest expense is increased by the annual amortization of the borrowing premium of $50,250.

     k. Non Interest expense is decreased by $150,000 in one time merger related expenses incurred by Northfield in the year, and increased by goodwill amortization of $154,000.

     l.   Preferred stock dividends at 7.50% annual rate.